Exhibit 99.1

SILVER BAY REALTY TRUST CORP.

ANNOUNCES AGREEMENT TO BE ACQUIRED BY TRICON CAPITAL GROUP INC. IN $1.4 BILLION ALL-CASH TRANSACTION; REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

Silver Bay Agrees to be Acquired for $21.50 Per Share in Cash Representing Aggregate Enterprise Value of $1.4 Billion

Purchase Price Represents 19% Premium to February 24, 2017 Closing Price of $18.01 and 24% Premium to the 90 day trailing average price as of February 24, 2017(1)

Reports Solid Quarterly Results Which Reflect Strong Operating Performance

NEW YORK, February 27, 2017- Silver Bay Realty Trust Corp. (NYSE: SBY) (the “Company” or “Silver Bay”), a single-family rental real estate investment trust (“REIT”), today announced that its Board of Directors has unanimously approved and Silver Bay has entered into a definitive agreement pursuant to which Tricon Capital Group Inc. will acquire Silver Bay in a transaction valued at approximately $1.4 billion and announced its operating and financial results for the quarter and year ended December 31, 2016.  Silver Bay’s stockholders will receive $21.50(1) per share in cash for each outstanding share of common stock held immediately prior to the closing of the transaction. This purchase price represents a 19% premium to Silver Bay’s closing price on February 24, 2017 of $18.01 and a 24% premium to the stock’s 90 day trailing average price as of February 24, 2017(2). In addition, Tricon Capital Group Inc. will assume or repay a total of approximately $600 million of Silver Bay’s debt (net of cash on hand).

“This transaction delivers significant and immediate value to our stockholders,” said Thomas W. Brock, Chief Executive Officer of Silver Bay.  “We have continually evaluated the most prudent way to drive sustainable, long-term capital appreciation and we believe this transaction is the best opportunity to return maximum value to our stockholders.”

Mr. Brock continued, “Over the past year, we have been making excellent strides in driving efficiency across our operating platform. We closed out the year with the best quarter in our company’s history, including a 96.7% occupancy rate, strong rental increases on both re-leases and renewals, a Same-Home Core NOI Margin of 60.7% and record Core FFO, which I credit to the dedication and focus of our Silver Bay team.  Our well-crafted portfolio of single family properties and the recent strong performance across our platform will serve as a great complement to Tricon Capital Group Inc.’s business as the single family rental industry continues to evolve and consolidate.”

The transaction, which has been unanimously approved by the boards of directors of both companies, is subject to customary closing conditions, including approval by the stockholders of Silver Bay, and is expected to close in the second quarter of 2017.

Goldman, Sachs & Co. acted as sole financial advisor to Silver Bay on the transaction.  Orrick, Herrington & Sutcliffe LLP acted as legal advisor to Silver Bay.

(1)  All currency references are in U.S. Dollars

(2)  Represents the volume weighted average price

Financial Results

The following table provides a summary of Silver Bay’s financial results for the three months and years ended December 31, 2016 and 2015, respectively (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Net income (loss)	$2,862	$(798)	$(2,614)	$(9,952)
Net income (loss) attributable to common stockholders	$2,667	$(777)	$(2,563)	$(9,475)
Net income (loss) per share attributable to common shares - diluted	$0.07	$(0.02)	$(0.07)	$(0.26)
Core FFO per share (1)	$0.24	$0.20	$0.82	$0.66
NOI (1)	$19,733	$17,753	$73,001	$62,905
Core NOI Margin (1)	61.4%	58.7%	58.1%	56.0%
Same-Home NOI (1)	$13,008	$11,453	$48,401	$44,023
Same-Home Core NOI Margin (1)	60.7%	56.8%	57.3%	55.2%

(1)         NOI, Core NOI Margin, Same-Home NOI, Same-Home Core NOI Margin and Core FFO per share are non-GAAP financial measures and reconciliations are included in the definitions and reconciliations of financial and operating measures in the unaudited supplemental financial and operating data section of this release.

Fourth Quarter 2016 Financial Results

Silver Bay reported total revenue of $32.5 million for the fourth quarter of 2016, a 5.9% increase compared to total revenue of $30.6 million for the fourth quarter of 2015. This increase was primarily due to increases in the Company’s rental rates and occupancy rate. The Company owned 9,044 properties as of December 31, 2016, compared to 9,022 properties as of December 31, 2015. Net income attributable to common stockholders for the fourth quarter of 2016 was $2.7 million, or $0.07 per diluted common share, compared to net loss attributable to common stockholders for the fourth quarter of 2015 of $0.8 million, or $0.02 per basic and diluted common share.

The Company reported net operating income (“NOI”) of $19.7 million for the fourth quarter of 2016, an 11.2% increase compared to NOI of $17.8 million for the fourth quarter of 2015. Core NOI Margin improved 270 basis points to 61.4% in the fourth quarter of 2016 as compared to the same period a year ago. The increase is primarily due to growth in total revenue. Same-Home NOI increased to $13.0 million for the fourth quarter of 2016, a 13.6% increase compared to Same-Home NOI of $11.5 million for the fourth quarter of 2015. Same-Home NOI Margin improved 390 basis points to 60.7% in the fourth quarter of 2016 as compared to the same period a year ago. The increase in Same-Home NOI is primarily due to an increase in Same-Home total revenue and, to a lesser extent, a decrease in Same-Home property operating expenses. Core funds from operations (“Core FFO”) for the fourth quarter of 2016 was $9.1 million, or $0.24 per share, a 20.0% increase on a per share basis compared to Core FFO for the fourth quarter of 2015 of $7.6 million, or $0.20 per share. NOI, Same-Home NOI and Core FFO are non-GAAP financial measures. Reconciliations of net income (loss) to NOI, Same-Home NOI and Core FFO are included in the unaudited supplemental financial and operating data accompanying this press release.

Full Year 2016 Financial Results

Silver Bay reported total revenue of $126.6 million for the year ended December 31, 2016, an 11.4% increase compared to total revenue of $113.7 million for the year ended December 31, 2015. The increase in total revenue for the year ended December 31, 2016 over the prior year was primarily due to an increase in the number of occupied homes during the year ended December 31, 2016 as well as increases in the Company’s rental rates and occupancy rate. Net loss attributable to common stockholders for the year ended December 31, 2016 was $2.6 million, or $0.07 per basic and diluted common share, as compared to net loss attributable to common stockholders for the year ended December 31, 2015 of $9.5 million, or $0.26 per basic and diluted common share.

The Company reported NOI of $73.0 million for the year ended December 31, 2016, a 16.0% increase compared to NOI of $62.9 million for the year ended December 31, 2015. The increase is primarily due to growth in total revenue. Same-Home NOI increased to $48.4 million for the year ended December 31, 2016, a 9.9% increase compared to Same-Home NOI of $44.0 million for the year ended December 31, 2015. The increase in Same-Home NOI is primarily due to an increase in Same-Home total revenue. Core FFO for the year ended December 31, 2016 was $31.2 million, or $0.82 per share, a 24.2% increase on a per share basis compared to Core FFO for the year ended December 31, 2015 of $25.4 million, or $0.66 per share.

Portfolio and Operating Metrics Summary

The following table provides a summary of Silver Bay’s portfolio and operating metrics for the fourth quarter of 2016 and 2015, respectively:

	As of December 31, 2016	As of December 31, 2015
Single-family properties owned:
Aggregate portfolio	9,044	9,022
Same-Home portfolio	5,780	5,780
Occupancy rate:
Aggregate portfolio	96.7%	95.8%
Same-Home portfolio	96.7%	95.7%
Average monthly rent:
Aggregate portfolio	$1,205	$1,167
Same-Home portfolio	$1,264	$1,216

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015
Average change in rent for re-leases:
Aggregate portfolio	6.3%	4.1%
Same-Home portfolio	6.1%	4.1%
Average change in rent for renewals:
Aggregate portfolio	3.4%	3.5%
Same-Home portfolio	3.4%	3.5%
Trailing twelve-month turnover	29.5%	27.6%
Retention rate	79.1%	80.3%

Aggregate Metrics

Silver Bay reported an aggregate occupancy rate of 96.7% as of December 31, 2016, an increase from 95.8% in the fourth quarter of 2015. A summary of Silver Bay’s occupancy rates by market is included in the unaudited supplemental financial and operating data accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,205 as of December 31, 2016, compared to an average monthly rent of $1,167 as of December 31, 2015. The Company experienced re-lease rate increases of 6.3% and renewal rate increases of 3.4% during the fourth quarter of 2016 compared to 4.1% and 3.5%, respectively, during the fourth quarter of 2015.

Silver Bay’s trailing twelve-month turnover increased 190 basis points to 29.5% as of December 31, 2016 from 27.6% as of December 31, 2015. The retention rate decreased 120 basis points to 79.1% during the fourth quarter of 2016 from 80.3% in the fourth quarter of 2015.

Same-Home Metrics

Silver Bay reported a Same-Home occupancy rate of 96.7% as of December 31, 2016, a 100 basis point increase compared to a year ago. Same-Home average monthly rent increased 3.9% to $1,264 as of December 31, 2016, compared to an average monthly rent of $1,216 as of December 31, 2015. Additional detail on the Company’s Same-Home portfolio is included in the unaudited supplemental financial and operating data accompanying this press release.

Investment Activity

During the fourth quarter of 2016, the Company acquired 329 single-family homes with an aggregate purchase price of $42.4 million, including a portfolio of 322 properties acquired on October 1, 2016 for an aggregate purchase price of $41.5 million.

During the fourth quarter of 2016, the Company sold 134 single-family homes for total gross proceeds of $29.4 million with a net gain from these sales totaling $4.5 million.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.13 per share of common stock for the quarter ended December 31, 2016. The dividend was paid January 13, 2017 to common stockholders of record at the close of business on December 30, 2016. On February 27, 2017, our board of directors declared a quarterly dividend of $0.13 per share payable on April 14, 2017, to stockholders of record on April 3, 2017.

Liquidity and Capital Resources

The Company’s liquidity and capital resources as of December 31, 2016 consisted of cash of $52.3 million and escrow deposits of $16.9 million, which consists of cash held in reserve at financial institutions as required by its debt agreements of $14.8 million.

Cancelling Fourth Quarter 2016 Conference Call

In light of the announced agreement with Tricon Capital Group Inc., Silver Bay has cancelled its fiscal fourth quarter and year end 2016 conference call with analysts and investors previously scheduled for Tuesday, February 28, 2017 at 8:30 a.m. Eastern Time.

About Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is an internally managed Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio, South Carolina and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes.

About Tricon Capital Group Inc.

Tricon (TSX:TCN) is a principal investor and asset manager focused on the residential real estate industry in North America with approximately $3.0 billion (C$4.0 billion) of assets under management. Tricon owns, or manages on behalf of third-party investors, a portfolio of investments in land and homebuilding assets, single-family rental homes, manufactured housing communities and multi-family development projects. Its business objective is to invest for investment income and capital appreciation through our Principal Investment business and to earn fee income through our Private Funds and Advisory business. Since its inception in 1988, Tricon has invested in real estate and development projects valued at approximately $18 billion. More information about Tricon is available at www.triconcapital.com.

Notice Regarding Non-GAAP Financial Measures

In addition to the Company’s net income (loss) which is presented in accordance with GAAP, the Company also presents certain supplemental non-GAAP performance measures. These measures are not to be considered more relevant or accurate than the performance measures presented in accordance with GAAP. In compliance with applicable rules of the Securities and Exchange Commission (“SEC”), the Company’s non-GAAP measures are reconciled to net income (loss), the most directly comparable GAAP performance measure, as further set forth in the definitions and reconciliations of financial and operating measures included in the unaudited supplemental financial and operating data. As with other non-GAAP performance measures, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP performance measures. NOI, Core NOI Margin, FFO and Core FFO are non-GAAP financial measures the Company believes, when considered with the financial statements determined in accordance with GAAP, are helpful to investors in understanding its performance as a REIT.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, the Company plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”), in connection with the solicitation of proxies for a meeting of Silver Bay’s stockholders to be called at a future date (the “meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail or otherwise furnish the Proxy Statement to each stockholder entitled to vote at the meeting. Stockholders are urged to read the Proxy Statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information about the proposed transaction and related matters. Stockholders may obtain, free of charge, copies of the Proxy Statement (if and when available) and any other documents filed by the Company with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov), from the Company’s website at www.silverbayrealtytrustcorp.com or by contacting the investor relations department of the Company at:

Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Participation in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, which may be different than those of the Company’s stockholders generally, will be set forth in the Proxy Statement and the other relevant documents to be filed with the SEC. Company stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 which was filed with the SEC on February 26, 2016, and in its definitive proxy statement for its most recent annual meeting of stockholders, which was filed with the SEC on April 4, 2016, and in Forms 4 of directors and executive officers filed with the SEC. Additional information regarding the interests of such individuals in the transaction will be included in the Proxy Statement relating to the transaction when it is filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, readers can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Readers can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include statements about: the proposed transaction whereby Tricon Capital Group Inc. will acquire Silver Bay; Silver Bay’s projected financial and operating results; Silver Bay’s ability to lease and operate acquired properties and to improve its operating performance, including Silver Bay’s abilities and projections related to turnover rates and time frames, operating costs, rent increases, and occupancy rates; intentions related to asset sales, including pricing, volume and identity of such assets; Silver Bay’s intentions related to its capital allocation strategy, including through the use of share repurchases and acquisitions; expectations of portfolio size; the impact of seasonality on Silver Bay’s results; estimates relating to Silver Bay’s ability to make distributions to its stockholders in the future; market trends in Silver Bay’s industry, such as homeownership rates and the impact of such trends on its operations; future real estate values and prices; and the general economy and its impact on Silver Bay’s results.

The forward-looking statements contained in this press release reflect Silver Bay’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause Silver Bay’s actual results to differ significantly from those expressed or implied in any forward-looking statement. Silver Bay is not able to predict all of the factors that may affect future results. Readers should not rely on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include national, international, regional or local economic, business, competitive, market and regulatory conditions and the following: those factors described in the discussion on risk factors in Part I, Item 1A, “Risk Factors”, Part I, Item 1A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 7A “Quantitative and Qualitative Disclosures about Market Risk” in the Company’s Annual Report on Form 10-K and other risks and uncertainties detailed in Silver Bay’s other reports and filings with the SEC; a delay in or failure to complete the proposed acquisition of Silver Bay by Tricon Capital Group Inc.; defaults on, early terminations of or non-renewal of leases by residents; resident turnover or turnover costs; Silver Bay’s ability to maintain occupancy levels and leasing traffic or to attract and retain qualified residents in light of increased competition in the leasing market for quality residents, the relatively short duration of leases, inadequate marketing, reputational damage or other reasons; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control for reasons including damage to properties due to storms, other natural causes or residents and other reasons; Silver Bay’s ability to successfully operate its properties; Silver Bay’s ability to maintain rents at levels that are sufficient to keep pace with rising costs of operations; Silver Bay’s ability to dispose of assets at attractive pricing levels; the amount of capital available for share repurchases and other purposes; Silver Bay’s ability to implement and manage its service technician initiatives or the impact of such initiatives to reduce maintenance, turnover and other expenses as predicted; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s dependence on key personnel to carry its business and investment strategies and its ability to hire and retain skilled managerial, investment, financial, and operational personnel, and the performance of vendors and service providers, including third-party management professionals, maintenance providers, leasing agents, and property managers; and Silver Bay’s ability to remain qualified as a REIT.

The forward-looking statements in this press release represent Silver Bay’s views as of the date of this press release. Subsequent events and developments could cause these views to change. However, while Silver Bay may elect to update these forward-looking statements at some point in the future, Silver Bay has no current intention of doing so except to the extent required by applicable laws. Readers should, therefore, not rely on these forward-looking statements as representing Silver Bay’s views as of any date subsequent to the date of this press release. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC’s website at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Contact

Griffin Wetmore, Executive Vice President of Finance, Silver Bay Realty Trust Corp., investors@silverbaymgmt.com, (952) 358-4400.

UNAUDITED SUPPLEMENTAL FINANCIAL AND OPERATING DATA

FOURTH QUARTER AND FULL YEAR 2016

SILVER BAY REALTY TRUST CORP.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

(UNAUDITED)

	December 31, 2016	December 31, 2015
Assets
Investments in real estate:
Land and land improvements	$216,956	$220,110
Building and improvements	992,867	989,574
	1,209,823	1,209,684
Accumulated depreciation	(106,463)	(74,907)
Investments in real estate, net	1,103,360	1,134,777
Assets held for sale	16,543	11,184
Cash	52,279	29,028
Escrow deposits	16,858	15,472
Resident security deposits	12,992	12,521
Other assets	16,529	13,298
Total assets	$1,218,561	$1,216,280

Liabilities and Equity
Liabilities:
Revolving credit facility	$352,799	$326,472
Securitization loan, net	296,782	295,741
Accounts payable and accrued expenses	17,862	16,752
Resident prepaid rent and security deposits	15,237	14,462
Total liabilities	682,680	653,427
10% cumulative redeemable preferred stock at liquidation value, $0.01 par; 50,000,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Equity:
Stockholders’ equity:
Common stock $0.01 par; 450,000,000 shares authorized; 35,380,034 and 36,063,187, respectively, shares issued and outstanding	352	359
Additional paid-in capital	643,633	651,987
Accumulated other comprehensive income (loss)	2,841	(1,613)
Cumulative deficit	(143,679)	(121,620)
Total stockholders’ equity	503,147	529,113
Noncontrolling interests - Operating Partnership	31,734	32,740
Total equity	534,881	561,853
Total liabilities and equity	$1,218,561	$1,216,280

SILVER BAY REALTY TRUST CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
Rental revenue	$31,649	$29,975	$123,544	$111,159
Other revenue	801	666	3,091	2,535
Total revenue	32,450	30,641	126,635	113,694
Expenses:
Property operating and maintenance	5,518	5,627	23,393	22,106
Real estate taxes	4,188	3,983	17,681	15,847
Homeowners’ association fees	407	447	1,665	1,912
Property management	2,604	2,831	10,895	11,093
Depreciation and amortization	9,353	10,115	37,291	35,189
Portfolio acquisition expense	403	18	526	2,064
General and administrative	3,353	3,991	14,457	15,915
Share-based compensation	658	718	2,667	2,613
Severance and other	—	—	1,977	—
Interest expense	7,020	5,968	26,113	21,275
Impairment of real estate	601	49	1,105	95
Total expenses	34,105	33,747	137,770	128,109
Loss before other income (expense), income taxes and non-controlling interests	(1,655)	(3,106)	(11,135)	(14,415)
Other income (expense):
Net gain on disposition of real estate	4,499	1,724	10,657	4,044
Adjustments for derivative instruments, net	157	(51)	44	(51)
Other expense	(272)	(270)	(1,211)	(288)
Total other income (expense)	4,384	1,403	9,490	3,705
Income (loss) before income taxes and non-controlling interests	2,729	(1,703)	(1,645)	(10,710)
Income tax (expense) benefit, net	133	905	(969)	758
Net income (loss)	2,862	(798)	(2,614)	(9,952)
Net (income) loss attributable to noncontrolling interests - Operating Partnership	(170)	46	151	577
Net income (loss) attributable to controlling interests	2,692	(752)	(2,463)	(9,375)
Preferred stock distributions	(25)	(25)	(100)	(100)
Net income (loss) attributable to common stockholders	$2,667	$(777)	$(2,563)	$(9,475)
Income (loss) per share - basic
Net income (loss) attributable to common shares	$0.08	$(0.02)	$(0.07)	$(0.26)
Weighted average common shares outstanding	35,380,056	36,069,198	35,557,636	36,209,999
Income (loss) per share - diluted
Net income (loss) attributable to common shares and units	$0.07	$(0.02)	$(0.07)	$(0.26)
Weighted average common shares and units outstanding	37,758,743	36,069,198	35,557,636	36,209,999

SILVER BAY REALTY TRUST CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Comprehensive Income (Loss):
Net income (loss)	$2,862	$(798)	$(2,614)	$(9,952)
Other comprehensive income (loss):
Net change in fair value of cash flow hedges	4,428	(84)	4,147	(1,587)
Losses reclassified into earnings from other comprehensive income (loss)	59	60	307	60
Other comprehensive income (loss)	4,487	(24)	4,454	(1,527)
Comprehensive income (loss)	7,349	(822)	1,840	(11,479)
Comprehensive income (loss) attributable to noncontrolling interests- Operating Partnership	(436)	138	(109)	669
Comprehensive income (loss) attributable to controlling interests	$6,913	$(684)	$1,731	$(10,810)

SILVER BAY REALTY TRUST CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

(UNAUDITED)

	Common Stock			Accumulated			Noncontrolling
	Shares	Par Value Amount	Additional Paid-In Capital	Other Comprehensive Income (Loss)	Cumulative Deficit	Total Stockholders’ Equity	Interests - Operating Partnership	Total Equity
Balance at January 1, 2015	36,711,694	$366	$660,776	$(86)	$(94,593)	$566,463	$34,432	$600,895
Non-cash equity awards, net	132,932	1	2,522	—	—	2,523	—	2,523
Repurchase and retirement of common stock	(781,439)	(8)	(12,426)	—	—	(12,434)	—	(12,434)
Dividends declared	—	—	—	—	(17,652)	(17,652)	—	(17,652)
Net loss	—	—	—	—	(9,375)	(9,375)	(577)	(9,952)
Net change in fair value of cash flow hedges	—	—	—	(1,587)	—	(1,587)	—	(1,587)
Losses reclassified into earnings from other comprehensive income (loss)	—	—	—	60	—	60	—	60
Adjustment to noncontrolling interests - Operating Partnership	—	—	1,115	—	—	1,115	(1,115)	—
Balance at December 31, 2015	36,063,187	$359	$651,987	$(1,613)	$(121,620)	$529,113	$32,740	$561,853
Non-cash equity awards, net	132,089	1	2,576	—	—	2,577	—	2,577
Repurchase and retirement of common stock	(815,242)	(8)	(11,785)	—	—	(11,793)	—	(11,793)
Dividends declared	—	—	—	—	(19,596)	(19,596)	—	(19,596)
Net loss	—	—	—	—	(2,463)	(2,463)	(151)	(2,614)
Net change in fair value of cash flow hedges	—	—	—	4,147	—	4,147	—	4,147
Losses reclassified into earnings from other comprehensive income (loss)	—	—	—	307	—	307	—	307
Adjustment to noncontrolling interests - Operating Partnership	—	—	855	—	—	855	(855)	—
Balance at December 31, 2016	35,380,034	$352	$643,633	$2,841	$(143,679)	$503,147	$31,734	$534,881

SILVER BAY REALTY TRUST CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

(UNAUDITED)

	Year Ended December 31,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(2,614)	$(9,952)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	37,291	35,189
Non-cash share-based compensation	2,577	2,523
Losses reclassified into earnings from other comprehensive income (loss)	307	60
Amortization and write-off of deferred financing costs	4,597	4,668
Amortization of discount on securitization loan	301	301
Bad debt expense	1,002	1,426
Net gain on disposition of real estate	(10,657)	(4,044)
Income tax valuation allowance reversal	—	941
Impairment of real estate	1,105	95
Other	611	471
Net change in assets and liabilities:
Decrease in escrow cash for operating activities and debt reserves	467	3,766
Increase in other assets	(5,008)	(7,505)
Increase in accounts payable, accrued expenses, and prepaid rent	2,252	3,208
Net cash provided by operating activities	32,231	31,147
Cash Flows From Investing Activities:
Purchase of investments in real estate	(44,037)	(273,266)
Capital improvements of investments in real estate	(14,498)	(25,651)
(Increase) decrease in escrow cash for investing activities	(77)	972
Proceeds from disposition of real estate	58,149	29,223
Other	—	(43)
Net cash used in investing activities	(463)	(268,765)
Cash Flows From Financing Activities:
Payments on securitization loan	(1,514)	(7,085)
Proceeds from revolving credit facility	47,819	281,963
Payments on revolving credit facility	(21,493)	(22,587)
Deferred financing costs paid	(48)	(5,783)
Purchase of interest rate cap agreements	(30)	(2,250)
Change in interest rate swap collateral	(1,776)	—
Repurchase and retirement of common stock	(11,793)	(12,434)
Dividends paid	(19,682)	(15,032)
Net cash (used in) provided by financing activities	(8,517)	216,792
Net change in cash	23,251	(20,826)
Cash at beginning of period	29,028	49,854
Cash at end of period	$52,279	$29,028
Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$20,645	$15,974
Cash paid for taxes	$227	$181
Increase (decrease) in fair value of cash flow hedges	$4,147	$(1,587)
Non-cash investing and financing activities:
Common stock and unit dividends declared, but not paid	$4,869	$4,978
Interest rate swap contingent consideration	1,184	—
Capital improvements in accounts payable	$442	$597

SILVER BAY REALTY TRUST CORP.

PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES

AS OF DECEMBER 31, 2016

Market	Number of Properties	Aggregate Investment in Real Estate (in thousands)	Average Investment in Real Estate Per Property	Average Age (in years)(1)	Average Square Footage
Atlanta	2,949	$351,910	$119,332	22.8	1,809
Phoenix	1,422	203,764	143,294	28.2	1,635
Tampa	1,136	164,859	145,122	28.5	1,622
Charlotte (2)	689	86,223	125,142	16.6	1,644
Orlando	522	71,283	136,557	28.8	1,501
Dallas	511	69,092	135,209	25.1	1,619
Jacksonville	451	59,680	132,328	28.4	1,536
Northern CA (3)	381	73,112	191,895	48.3	1,398
Las Vegas	290	41,409	142,790	20.7	1,717
Columbus	284	33,381	117,539	39.6	1,414
Tucson	209	17,685	84,617	44.0	1,330
Southeast FL (4)	200	37,425	187,125	50.0	1,349
Totals	9,044	$1,209,823	$133,771	27.3	1,650

(1)         As of December 31, 2016, approximately 2% of the Company’s properties were less than 10 years old, 39% were between 10 and 20 years old, 20% were between 20 and 30 years old, 19% were between 30 and 40 years old, 11% were between 40 and 50 years old, and 9% were more than 50 years old. Average age is an annual calculation.

(2)         Charlotte market includes properties in South Carolina due to their proximity to Charlotte, North Carolina.

(3)         Northern California market currently consists of Contra Costa, Napa and Solano counties.

(4)         Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

SILVER BAY REALTY TRUST CORP.

FINANCIAL AND OPERATING RESULTS OF AGGREGATE PORTFOLIO

(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

The following table summarizes the Company’s aggregate portfolio financial results for the three months and years ended ended December 31, 2016 and 2015:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total revenue	$32,450	$30,641	$126,635	$113,694
Property operating expenses:
Property operating and maintenance	5,518	5,627	23,393	22,106
Real estate taxes	4,188	3,983	17,681	15,847
Homeowners’ association fees	407	447	1,665	1,912
Property management	2,604	2,831	10,895	11,093
Total property operating expenses	$12,717	$12,888	$53,634	$50,958
NOI	$19,733	$17,753	$73,001	$62,905
Core NOI Margin	61.4%	58.7%	58.1%	56.0%
Turnover	6.6%	6.6%	29.5%	27.6%
Stabilized capital expenditures	$1,652	$2,565	$7,630	$8,212
Stabilized capital expenditure per home	$183	$284	$844	$910

The following table summarizes the occupancy status of the Company’s properties as of December 31, 2016:

Market	Number of Properties	Properties Occupied	Properties Vacant	Aggregate Portfolio Occupancy Rate	Average Monthly Rent
Atlanta	2,949	2,846	103	96.5%	$1,119
Phoenix	1,422	1,390	32	97.7%	1,143
Tampa	1,136	1,089	47	95.9%	1,347
Charlotte	689	667	22	96.8%	1,113
Orlando	522	500	22	95.8%	1,220
Dallas	511	494	17	96.7%	1,336
Jacksonville	451	437	14	96.9%	1,175
Northern CA	381	373	8	97.9%	1,734
Las Vegas	290	288	2	99.3%	1,229
Columbus	284	278	6	97.9%	1,099
Tucson	209	203	6	97.1%	855
Southeast FL	200	184	16	92.0%	1,606
Totals	9,044	8,749	295	96.7%	$1,205

SILVER BAY REALTY TRUST CORP.

FINANCIAL AND OPERATING RESULTS OF SAME-HOME PORTFOLIO

(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

The following table summarizes the Company’s Same-Home portfolio financial results of 5,780 properties for the three months and years ended December 31, 2016 and 2015:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Same-Home total revenue	$21,622	$20,415	$85,162	$80,652
Same-Home property operating expenses:
Property operating and maintenance	3,828	4,048	16,399	16,249
Real estate taxes	2,733	2,727	11,846	11,079
Homeowners’ association fees	316	341	1,263	1,516
Property management	1,737	1,846	7,253	7,785
Same-Home property operating expenses	8,614	8,962	36,761	36,629
Same-Home NOI	$13,008	$11,453	$48,401	$44,023
Same-Home Core NOI Margin	60.7%	56.8%	57.3%	55.2%

The following table summarizes the Company’s Same-Home portfolio financial results, by quarter, for the trailing five quarters ended December 31, 2016:

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Same-Home total revenue	$21,622	$21,426	$21,246	$20,868	$20,415
Same-Home property operating expenses:
Property operating and maintenance	3,828	4,459	3,990	4,122	4,048
Real estate taxes	2,733	3,091	3,024	2,998	2,727
Homeowners’ association fees	316	301	319	327	341
Property management	1,737	1,849	1,836	1,831	1,846
Same-Home property operating expenses	8,614	9,700	9,169	9,278	8,962
Same-Home NOI	$13,008	$11,726	$12,077	$11,590	$11,453
Same-Home Core NOI Margin	60.7%	55.3%	57.2%	56.1%	56.8%
Same-Home turnover	6.9%	8.0%	7.6%	6.4%	7.2%
Days from move-out to move-in	41	35	38	52	54
Same-Home capital expenditures	$1,160	$1,340	$1,639	$1,400	$1,791
Same-Home capital expenditures per home	$201	$232	$284	$242	$310

SILVER BAY REALTY TRUST CORP.

FINANCIAL AND OPERATING RESULTS OF SAME-HOME PORTFOLIO

(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

The following table summarizes the occupancy status of the Company’s Same-Home portfolio as of December 31, 2016 and 2015:

	Number of	Aggregate Occupancy Rate		Average Monthly Rent
	Same-Home Properties	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015	% Change
Atlanta	1,050	96.4%	95.9%	$1,243	$1,192	4.3%
Phoenix	1,422	97.7%	94.6%	1,143	1,101	3.8%
Tampa	920	95.4%	95.1%	1,378	1,326	3.9%
Charlotte	143	95.8%	97.9%	1,249	1,194	4.6%
Orlando	280	96.4%	97.5%	1,322	1,265	4.5%
Dallas	378	96.6%	95.2%	1,343	1,309	2.6%
Jacksonville	301	96.3%	95.7%	1,160	1,119	3.7%
Northern CA	381	97.9%	97.4%	1,734	1,610	7.7%
Las Vegas	290	99.3%	98.3%	1,229	1,189	3.4%
Columbus	284	97.9%	97.2%	1,099	1,072	2.5%
Tucson	209	97.1%	95.7%	855	844	1.3%
Southeast FL	122	88.5%	90.2%	1,634	1,589	2.8%
Totals	5,780	96.7%	95.7%	$1,264	$1,216	3.9%

SILVER BAY REALTY TRUST CORP.

DEFINITIONS AND RECONCILIATIONS OF FINANCIAL AND OPERATING MEASURES

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

(UNAUDITED)

Aggregate Investment in Real Estate. Aggregate investment in real estate includes all capitalized costs, determined in accordance with GAAP, incurred through December 31, 2016 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate investment in real estate includes $21.6 million in capital improvements, incurred from the Company’s formation through December 31, 2016, made to properties that had been previously renovated, but does not include accumulated depreciation.

Average Monthly Rent. Average monthly rent is calculated as the average of the contracted monthly rent for occupied properties for an identified population as of period end and reflects rent concessions amortized over the life of the related lease.

Core Net Operating Income Margin (“Core NOI Margin”). Core NOI Margin is calculated by dividing net operating income by Core Revenue, which eliminates the impact of bad debt expense from both total revenue and property operating expenses.

Core Revenue. Core Revenue is calculated by subtracting bad debt expense from total revenue.

Days from Move-Out to Move-In. Days from move-out to move-in represents the number of days from past resident move-out date until a new resident moves into the same property.

Funds From Operations and Core Funds From Operations. Funds from operations (“FFO”) is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. In addition, the Company has adjusted net income (loss) for the income tax expense (benefit) on disposition of real estate.

Core funds from operations (“Core FFO”) is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, share-based compensation, severance and other, market ready costs prior to initial lease, write off expenses associated with changes in our debt structure, adjustments for derivative instruments, net, and certain other non-cash or non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company’s performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the Company’s basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs incurred in connection with real estate operations which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense. This impacts FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

The following table sets forth a reconciliation of the Company’s net income (loss) as determined in accordance with GAAP and its calculations of FFO and Core FFO for the three months and years ended December 31, 2016 and 2015. Also presented is information regarding the computation of FFO per share and Core FFO per share (amounts in thousands, except share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss)	$2,862	$(798)	$(2,614)	$(9,952)
Depreciation and amortization	9,353	10,115	37,291	35,189
Net gain on disposition of real estate	(4,499)	(1,724)	(10,657)	(4,044)
Impairment on real estate	601	49	1,105	95
Income tax expense (benefit) on disposition of real estate	(192)	(941)	623	(941)
Other income	—	—	—	(285)
FFO	8,125	6,701	25,748	20,062

Adjustments:
Portfolio acquisition expense (1)	403	18	526	2,064
Share-based compensation	658	718	2,667	2,613
Severance and other	—	—	1,977	—
Market ready costs prior to initial lease and other	—	—	—	169
Write-off of deferred financing fees	—	—	—	31
Adjustments for derivative instruments, net	(157)	51	(44)	51
Amortization of discount on securitization loan	76	76	301	301
Other expense (2)	(33)	—	—	114
Core FFO	$9,072	$7,564	$31,175	$25,405

FFO	$8,125	$6,701	$25,748	$20,062
Preferred stock distributions	(25)	(25)	(100)	(100)
FFO available to common shares and units	$8,100	$6,676	$25,648	$19,962

Core FFO	$9,072	$7,564	$31,175	$25,405
Preferred stock distributions	(25)	(25)	(100)	(100)
Core FFO available to common shares and units	$9,047	$7,539	$31,075	$25,305

Weighted average common shares and units outstanding (3)(4)	37,758,743	38,300,709	37,891,605	38,441,510
FFO per share	$0.21	$0.17	$0.68	$0.52
Core FFO per share	$0.24	$0.20	$0.82	$0.66

(1)         Portfolio acquisition expense represents transaction costs incurred when acquiring properties that meet the definition of a business under the guidance codified in Codification Topic, Business Combinations (“ASC 805”), which must be expensed when incurred rather than capitalized into the basis of each property.

(2)         Non-comparable costs from prior periods.

(3)         Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.

(4)         Includes the effect of dilutive securities attributable to certain stock based awards meeting market conditions during the three months and year ended December 31, 2016.

FFO per share and Core FFO per share. FFO and Core FFO shares represents FFO and Core FFO divided by the weighted average of common shares and common units in the Operating Partnership for the periods presented and the effect of dilutive securities attributable to certain performance-based stock awards during periods when the performance conditions required under such performance awards are on pace to be achieved.

Generally Accepted Accounting Principles (“GAAP”). GAAP is defined in accordance with accounting principles generally accepted in the United States.

Net Operating Income and Same-Home Net Operating Income. The Company defines net operating income (“NOI”) as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, and property management expenses. NOI excludes depreciation and amortization, portfolio acquisition expense, general and administrative expenses, share-based compensation, severance and other, interest expense, impairment of real estate, net gain on disposition of real estate, adjustments for derivative instruments, net, income tax expense (benefit), net and other non-comparable items as applicable. The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of its real estate operations without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.

The Company believes Same-Home NOI is a useful measure of performance because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio.

The following is a reconciliation of NOI and Same-Home NOI to net loss as determined in accordance with GAAP for the years ended December 31, 2016 and 2015 (amounts in thousands):

	Year Ended December 31,
	2016	2015
Net loss	$(2,614)	$(9,952)
Depreciation and amortization	37,291	35,189
Portfolio acquisition expense	526	2,064
General and administrative	14,457	15,915
Share-based compensation	2,667	2,613
Severance and other	1,977	—
Interest expense	26,113	21,275
Impairment of real estate	1,105	95
Net gain on disposition of real estate	(10,657)	(4,044)
Adjustments for derivative instruments, net	(44)	51
Other expense	1,211	288
Income tax expense (benefit), net	969	(758)
Property operating and maintenance add back:
Market ready costs prior to initial lease and other	—	169
NOI	73,001	62,905
Less non-Same-Home
Total revenue	(41,473)	(33,042)
Property operating expenses	16,873	14,160
Same-Home NOI	$48,401	$44,023

Calculation of aggregate Core NOI Margin
Total revenue	$126,635	$113,694
Less bad debt expense	(1,002)	(1,426)
Core Revenue	$125,633	$112,268
Core NOI Margin	58.1%	56.0%

Calculation of Same-Home Core NOI Margin
Same-Home total revenue	$85,162	$80,652
Less Same-Home bad debt expense	(742)	(959)
Same-Home Core Revenue	$84,420	$79,693
Same-Home Core NOI Margin	57.3%	55.2%

The following is a reconciliation of NOI and Same-Home NOI to net income (loss) as determined in accordance with GAAP, by quarter, for the trailing five quarters ended December 31, 2016 (amounts in thousands):

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Net income (loss)	$2,862	$(1,665)	$(222)	$(3,589)	$(798)
Depreciation and amortization	9,353	9,243	9,329	9,366	10,115
Portfolio acquisition expense	403	123	—	—	18
General and administrative	3,353	3,514	3,737	3,853	3,991
Share-based compensation	658	661	776	572	718
Severance and other	—	310	—	1,667	—
Interest expense	7,020	6,589	6,292	6,212	5,968
Impairment of real estate	601	255	190	59	49
Net gain on disposition of real estate	(4,499)	(2,417)	(2,456)	(1,285)	(1,724)
Adjustments for derivative instruments, net	(157)	113	—	—	51
Other expense	272	398	270	271	270
Income tax (benefit) expense, net	(133)	424	211	467	(905)
NOI	19,733	17,548	18,127	17,593	17,753
Less non-Same-Home
Total revenue	(10,828)	(10,135)	(10,242)	(10,268)	(10,226)
Property operating expenses	4,103	4,313	4,192	4,265	3,926
Same-Home NOI	$13,008	$11,726	$12,077	$11,590	$11,453

Calculation of aggregate Core NOI Margin
Total revenue	$32,450	$31,561	$31,488	$31,136	$30,641
Less bad debt expense	(328)	(269)	(132)	(273)	(405)
Core Revenue	$32,122	$31,292	$31,356	$30,863	$30,236
Core NOI Margin	61.4%	56.1%	57.8%	57.0%	58.7%

Calculation of Same-Home Core NOI Margin
Same-Home total revenue	$21,622	$21,426	$21,246	$20,868	$20,415
Less Same-Home bad debt expense	(205)	(218)	(117)	(202)	(262)
Same-Home Core Revenue	$21,417	$21,208	$21,129	$20,666	$20,153
Same-Home Core NOI Margin	60.7%	55.3%	57.2%	56.1%	56.8%

Neither NOI nor Same-Home NOI should be considered an alternative to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of its performance or as measures of liquidity. Although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the basis for computing these non-GAAP measures is comparable with that of other REITs.

Occupancy. Occupancy is defined as the number of occupied properties for an identified population as of the last day of the period divided by the comparative property set.

Retention Rate. Retention rate refers to the number of residents the Company retains from an identified group of properties with lease expirations (including month-to-month leases) in a specified period. Retention rate is calculated by dividing the number of residents in such an identified pool that remain in our properties by the total number of properties in such pool.

Same-Home Properties. The Company defines Same-Home properties as those properties (1) that it had stabilized and for which it had completed the initial renovation as of January 1, 2015 and (2) that it held in operations throughout the full periods presented in both 2015 and 2016. Same-Home properties exclude properties classified as held for sale and properties taken out of service as a result of a casualty loss.

Stabilized Property. The Company considers a property stabilized at the earlier of (1) its first authorized occupancy or (2) 90 days after the renovations for such property are complete, regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties require a future initial renovation to meet the Company’s standards and may have existing residents who would not otherwise meet the resident screening requirements.

Total Properties. Total properties exclude properties reflected as assets held for sale on the Company’s condensed consolidated balance sheets.

Turnover Rate. Turnover rate is defined as the number of instances that properties in an identified pool become un-occupied over a specific period of time, divided by the number of properties in stabilized status in such identified population.

Weighted Average Common Shares and Units Outstanding. Below is a reconciliation from the Company’s weighted average shares outstanding for net income and FFO and Core FFO purposes:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Weighted average common shares outstanding - basic	35,380,056	36,069,198	35,557,636	36,209,999
Operating Partnership units (1)	2,231,511	2,231,511	2,231,511	2,231,511
Performance-based stock awards (2)	147,176	—	102,458	—
Total common shares and units - diluted	37,758,743	38,300,709	37,891,605	38,441,510

(1)         Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.

(2)         Includes the effect of dilutive securities attributable to certain stock based awards meeting market conditions during the three months and year ended December 31, 2016.